As filed with the Securities and Exchange Commission on August 9, 2002
                                                      Registration No. 333-64076
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                             ----------------------

                                MONSANTO COMPANY
             (Exact name of registrant as specified in its charter)

              DELAWARE                                      43-1878297
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                      Identification Number)


                          800 NORTH LINDBERGH BOULEVARD
                            ST. LOUIS, MISSOURI 63167
              (Address of registrant's principal executive offices)

            MONSANTO COMPANY ERISA PARITY SAVINGS AND INVESTMENT PLAN
                              (Full title of plan)

                                CHARLES W. BURSON
             EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                MONSANTO COMPANY
                          800 NORTH LINDBERGH BOULEVARD
                            ST. LOUIS, MISSOURI 63167
                                 (314) 694-1000
            (Name, address and telephone number of agent for service)


                                CALCULATION OF REGISTRATION FEE
-------------------------------------------  ----------------------------  -----------------
              TITLE OF                             PROPOSED MAXIMUM           AMOUNT OF
     SECURITIES TO BE REGISTERED             AGGREGATE OFFERING PRICE (1)  REGISTRATION FEE
-------------------------------------------  ----------------------------  -----------------

Savings and Investment Plan Obligations (2)         $24,000,000             $6,000.00 (3)
-------------------------------------------  ----------------------------  -----------------

(1) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance Rule 457(o).

(2) The Savings and Investment Plan Obligations are unsecured obligations of Monsanto Company to pay deferred compensation in accordance with the terms of the Monsanto Company ERISA Parity Savings and Investment Plan.

(3)  Fee previously paid.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by Monsanto Company (the "Registrant") with the Securities and Exchange Commission ("SEC") under SEC File Number 1-16167 are hereby incorporated by reference and made a part of this Registration Statement:

     (a) Registrant's Annual Report on Form 10-K for the year ended December 31, 2001;

     (b) Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002;

     (c) Registrant's Current Report on Form 8-K filed with the SEC on March 12, 2002;

     (d) Item 5 and Exhibits 99.1, 99.2 and 99.3 of Item 7(c) of Registrant's Current Report on Form 8-K filed with the SEC on July 30, 2002; and

     (e) Registrant's Definitive Proxy Statement for its 2002 Annual Meeting filed with the SEC on March 25, 2002;

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (except for information furnished under Item 9 on Form 8-K, or under any other Item on Form 8-K or any other form that permits the furnishing of information pursuant to Regulation FD (or any successor thereto) without being deemed to be "filed" for purposes of the Securities Exchange Act of 1934) after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all Savings and Investment Plan Obligations (the "Obligations") offered hereby have been sold or which deregisters the Obligations then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents listed above, being hereinafter referred to as "Incorporated Documents"). Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


ITEM 4.  DESCRIPTION OF SECURITIES.

     The Obligations are unsecured obligations of the Registrant to pay employees' compensation which has been deferred under the terms of the Monsanto Company ERISA Parity Savings and Investment Plan (the "Plan"). The Obligations rank equally with all other unsecured and unsubordinated indebtedness of the Registrant.

     Compensation deferred ("Employee Deferrals") by a participating employee (a "Participant"), together with any employer contribution ("Employer Match"), are held in the general funds of the Registrant. The Registrant establishes individual bookkeeping accounts for each Participant. Employee Deferrals are allocated to a Participant's accounts in accordance with investment alternatives selected by the Participant and the terms of the Plan. Investment alternatives include (i) two stock accounts (one for Employee Deferrals and the other for Employer Match) treated as though invested in the common stock of the Registrant ("Stock Accounts") and (ii) accounts treated as though invested in certain pre-mixed diversified portfolios or managed investment funds specified in the Plan. Employer Matches are automatically treated as invested in one of the Stock Accounts, subject to certain exceptions. Employee Deferrals and Employer Matches treated as invested in the Stock Accounts accrue dividend equivalents that are treated as reinvested. A Participant's Stock Accounts reflect, in all other respects, share ownership for events such as a stock split, but a Participant has no voting rights.

     Neither the establishment of individual bookkeeping accounts for Participants nor the allocation or reservation by the Registrant of funds with respect to such accounts shall be deemed to have created a trust, and no Participant shall have an ownership interest in any such account. A
Participant's rights to any amounts credited to his accounts are not transferable or assignable.

     Obligations are not subject to redemption, in whole or in part by Participants, except upon termination of employment or death as specified in the Plan. The Registrant reserves the right to amend, merge, consolidate, or terminate the Plan at any time, except that such action shall not adversely affect the amount that any Participant is entitled to receive.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers, employees and agents of corporations under certain conditions and subject to certain limitations. Section 60 of the Registrant's By-Laws requires indemnification of any person made a party to any proceeding by reason of the fact that the person is or was a director or officer of the Registrant, or serving at the request of the Registrant as a director, officer or fiduciary of another enterprise, including employee benefit plans; and permits indemnification of any person made a party to any proceeding by reason of the fact that the person is or was an employee or agent of the Registrant, or was serving at the request of the Registrant as an employee or agent of another enterprise, including employee benefit plans. The By-Laws provide for certain conditions to such indemnification. Article IX of the Registrant's Restated Certificate of Incorporation eliminates the liability of directors of the Registrant under certain circumstances for breaches of fiduciary duty to the Registrant and its shareholders.

     The Registrant maintains directors' and officers' liability insurance coverage.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable


ITEM 8.  EXHIBITS.

EXHIBIT NUMBER                       DESCRIPTION
--------------                       -----------

        4.1        Monsanto Company ERISA Parity Savings and Investment Plan

        5.1        Opinion of Sonnenschein Nath & Rosenthal*

       23.1        Consent of Deloitte & Touche LLP

       23.2        Consent of Sonnenschein Nath & Rosenthal (reference is made to Exhibit 5.1 hereto)*

       24.1        Power of Attorney*

---------------
* Previously filed as an exhibit to this Registration Statement.


ITEM 9.  UNDERTAKINGS.

(a)  The Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

          provided,  however,  that the  undertakings  set  forth in  paragraphs
          (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on August 9, 2002.


                                 MONSANTO COMPANY


                                 By: /s/ Richard B. Clark
                                     --------------------------------------
                                     Name:    Richard B. Clark
                                     Title:   Vice President and Controller



Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                            Title                          Date
---------                            -----                          ----


                *            Chairman and Director              August 9, 2002
-------------------------
Frank V. Atlee III


                *            President and Chief Executive      August 9, 2002
-------------------------    Officer (Principal
Hendrik A. Verfaillie        Executive Officer)


                 *           Executive Vice President           August 9, 2002
-------------------------    and Chief Financial Officer
Terrell K. Crews             (Principal Financial Officer)


/s/ Richard B. Clark         Vice President and Controller      August 9, 2002
-------------------------    (Principal Accounting Officer)
Richard B. Clark

                 *           Director                           August 9, 2002
-------------------------
Christopher J. Coughlin


                 *           Director                           August 9, 2002
-------------------------
Michael Kantor


                 *           Director                           August 9, 2002
-------------------------
Gwendolyn S. King


                             Director
-------------------------
Sharon R. Long


/s/ Philip Needleman         Director                           August 9, 2002
-------------------------
Philip Needleman


                *            Director                           August 9, 2002
-------------------------
C. Steven McMillan


                 *           Director                           August 9, 2002
-------------------------
William U. Parfet


                 *           Director                           August 9, 2002
-------------------------
John S. Reed


* Charles W. Burson, by signing his name hereto, does sign this document on behalf of the above noted individuals, pursuant to powers of attorney duly executed by such individuals which have been previously filed as an Exhibit to this Registration Statement.


                                       /s/ Charles W. Burson
                                       ---------------------------
                                       By:  Charles W. Burson
                                            Attorney-in-Fact

                                  EXHIBIT INDEX

EXHIBIT NUMBER                         DESCRIPTION
--------------                         -----------

        4.1          Monsanto Company ERISA Parity Savings and Investment Plan

        5.1          Opinion of Sonnenschein Nath & Rosenthal*

       23.1          Consent of Deloitte & Touche LLP

       23.2          Consent of Sonnenschein Nath & Rosenthal (reference is made to Exhibit 5.1 hereto)*

       24.1          Power of Attorney*

---------------
* Previously filed as an exhibit to this Registration Statement.